Exhibit 99.2

Liberty Media Corporation
Condensed Pro Forma Consolidated Financial Statements
December 31, 2012
(unaudited)

On May 3, 2013, Liberty Media Corporation (the “Company”), through a wholly-owned subsidiary, acquired (i) 26,858,577 shares of Class A common stock (“Charter Common Stock”), par value $0.001 per share, of Charter Communications, Inc. (“Charter”) for $95.50 per share and (ii) warrants to purchase 947,094 shares of Charter Common Stock with an exercise price of $46.86 and warrants to purchase 136,202 shares of Charter Common Stock with an exercise price of $51.28 (the “Warrants”) for $95.50 per Warrant less the applicable exercise price.

The following unaudited condensed pro forma consolidated financial statements have been prepared giving effect to the acquisition of Charter as if it occurred as of December 31, 2012 and March 31, 2013 for the condensed pro forma consolidated balance sheets and January 1, 2012 for the condensed pro forma consolidated statements of operation. The unaudited condensed pro forma consolidated financial statements do not purport to represent what Liberty's financial position actually would have been had the acquisition of Charter occurred on the dates indicated or to project Liberty's operating results for any future period. The pro forma adjustments are based upon available information and certain assumptions that Liberty's management believes are reasonable. The unaudited condensed pro forma consolidated financial statements should be read in conjunction with the publicly available information of Liberty, including the Form 10-K, as filed on February 27, 2012 with the Securities and Exchange Commission (the “SEC”).

Liberty Media Corporation
Condensed Pro Forma Consolidated Balance Sheet
December 31, 2012
(unaudited)

	Liberty		Liberty
	Media	Pro Forma	Media
	historical (1)	adjustments (2)	pro forma
Assets
Cash and cash equivalents	$1,353	(1,254)	99
Other current assets	858	—	858
Investments in available-for-sale securities	1,392	—	1,392
Investments in affiliates, accounted for using the equity method	3,341	2,624	5,965
Property and equipment, net	207	—	207
Intangible assets not subject to amortization	475	—	475
Intangible assets subject to amortization, net	120	—	120
Other assets, at cost, net of accumulated amortization	579	—	579
Total assets	$8,325	1,370	9,695

Liabilities and Equity
Current liabilities	$385	—	385
Long-term debt	536	1,370	1,906
Deferred income tax liabilities	802	—	802
Other liabilities	170	—	170
Total liabilities	1,893	1,370	3,263

Total stockholders' equity	6,440	—	6,440
Noncontrolling interests in equity of subsidiaries	(8)	—	(8)
Total equity	6,432	—	6,432

Total liabilities and equity	$8,325	1,370	9,695

Liberty Media Corporation
Condensed Pro Forma Consolidated Balance Sheet
March 31, 2013
(unaudited)

	Liberty		Liberty
	Media	Pro Forma	Media
	historical (1)	adjustments (2)	pro forma
Assets
Cash and cash equivalents	$1,900	(1,254)	646
Other current assets	1,558	—	1,558
Investments in available-for-sale securities	1,266	—	1,266
Investments in affiliates, accounted for using the equity method	870	2,624	3,494
Property and equipment, net	1,783	—	1,783
Intangible assets not subject to amortization	23,889	—	23,889
Intangible assets subject to amortization, net	1,039	—	1,039
Other assets, at cost, net of accumulated amortization	91	—	91
Total assets	$32,396	1,370	33,766

Liabilities and Equity
Current liabilities	$2,452	—	2,452
Long-term debt	2,415	1,370	3,785
Deferred income tax liabilities	2,346	—	2,346
Other liabilities	432	—	432
Total liabilities	7,645	1,370	9,015

Total stockholders' equity	14,277	—	14,277
Noncontrolling interests in equity of subsidiaries	10,474	—	10,474
Total equity	24,751	—	24,751

Total liabilities and equity	$32,396	1,370	33,766

Liberty Media Corporation
Condensed Pro Forma Consolidated Statement of Operations
Year ended December 31, 2012
(unaudited)

	Liberty		Liberty
	Media	Pro Forma	Media
	historical (1)	adjustments (3)	pro forma

Revenue	$1,999	—	1,999
Operating costs and expenses:
Operating and Selling, general and administrative, including stock-based compensation	1,615	—	1,615
Depreciation and amortization	58	—	58
	1,673	—	1,673
Operating income	326	—	326
Interest expense	(33)	(39)	(72)
Share of earnings (loss)	1,346	(161)	1,185
Realized and unrealized gains (losses) on financial instruments, net	232	—	232
Other income (expense)	141	—	141
Earnings (loss) from continuing operations before income taxes	2,012	(200)	1,812
Income tax (expense) benefit	(600)	76	(524)
Net earnings (loss)	1,412	(124)	1,288
Less net loss attributable to the noncontrolling interests	(2)	—	(2)
Net earnings (loss) attributable to Liberty stockholders	$1,414	(124)	1,290

ProForma basic net earnings (loss) attributable to Liberty Spinco stockholders per common share:
Series A and Series B Liberty Media common stock	$11.78		$10.75

ProForma diluted net earnings (loss) attributable to Liberty Spinco stockholders per common share:
Series A and Series B Liberty Media common stock	$11.40		$10.40

Basic	120		120
Diluted	124		124

Liberty Media Corporation
Condensed Pro Forma Consolidated Statement of Operations
Three months ended March 31, 2013
(unaudited)

	Liberty		Liberty
	Media	Pro Forma	Media
	historical (1)	adjustments (3)	pro forma

Revenue	$789	—	789
Operating costs and expenses:
Operating and Selling, general and administrative, including stock-based compensation	559	—	559
Depreciation and amortization	70	—	70
	629	—	629
Operating income	160	—	160
Interest expense	(11)	(10)	(21)
Share of earnings (loss)	17	(31)	(14)
Realized and unrealized gains (losses) on financial instruments, net	97	—	97
Gain (loss) on transactions, net	7,479	—	7,479
Other income (expense)	7	—	7
Earnings (loss) from continuing operations before income taxes	7,749	(41)	7,708
Income tax (expense) benefit	361	15	376
Net earnings (loss)	8,110	(26)	8,084
Less net loss attributable to the noncontrolling interests	48	—	48
Net earnings (loss) attributable to Liberty stockholders	$8,062	(26)	8,036

ProForma basic net earnings (loss) attributable to Liberty Spinco stockholders per common share:
Series A and Series B Liberty Media common stock	$67.75		$67.53

ProForma diluted net earnings (loss) attributable to Liberty Spinco stockholders per common share:
Series A and Series B Liberty Media common stock	$66.63		$66.42

Basic	119		119
Diluted	121		121

Liberty Media Corporation
Notes to Condensed Pro Forma Consolidated Financial Statements
(unaudited)

(1)
Represents the historical financial position and results of operations of Liberty. Such amounts were derived from the historical consolidated financial statements of Liberty Media Corporation as filed on Form 10-K on February 27, 2013 and Form 10-Q on May 9, 2013, respectively, with the SEC.

(2)	The pro forma adjustments to the balance sheet are the result of the acquisition of Liberty's equity interest in Charter using a combination of cash on hand and additional financing arrangements.

(3)
The pro forma adjustments to the statement of operations are related to: (1) the interest that would have been incurred on the new long-term debt utilized to fund the direct purchase of the Charter Common Stock at the current rates on the debt; (2) the pro forma adjustment for Liberty's proportionate share of earnings (losses) based on the equity percentage acquired as of May 3, 2017 applied to the historical net loss for Charter in the periods provided; (3) the amortization of certain assets acquired after the application of purchase accounting on the excess of the purchase price over the book value of Charter acquired; and (4) a provision of income taxes on the pro forma adjustments.